Exhibit 10.17.3

AMENDMENT 2023-2
TO THE
PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
WHEREAS, American Water Works Company, Inc. (the "Company") sponsors the Pension Plan For Employees of American Water Works Company, Inc. And Its Designated Subsidiaries (the "Plan") and its corresponding trust for the benefit of its eligible employees; and
WHEREAS, Section 16.1 of the Plan authorizes the Benefits Administration Committee of American Water Works Company, Inc. and Its Designated Beneficiaries (the "Committee") to amend the Plan for amendments that do not have a material cost; and
WHEREAS, the Committee desires to amend the Plan, to change the age for the required beginning date from age 72 to age 73, effective as of January 1, 2023; and
WHEREAS, this "Amendment" shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
NOW THEREFORE, BE IT RESOLVED, that by virtue of the authority reserved to the Committee under Section 16.1 of the Plan, the Plan is hereby amended as follows:
1.Effective as of January 1, 2023, Section 6.6(a)(ii)(A) of the Plan (Death of Participant Before Distributions Begin) is amended to read as follows:
"(A)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have reached his Required Beginning Date, as such term is defined under Section 6.6(e)(iv), if later."
2.Effective as of January 1, 2023, Section 6.6(e)(iv) of the Plan (Required Beginning Date) is amended to read as follows:
"(iv)    Required Beginning Date. April 1 of the calendar year following the year in which a Participant reaches:
(A)    age 70½ for distributions required to be made prior to January 1, 2020,
(B)    age 72 for distributions required to be made after December 31, 2019 and prior to January 1, 2023 with respect to a Participant who attains age 70½ after December 31, 2019),
(C)    age 73 for distributions required to be made after December 31, 2022 with respect to a Participant who attains age 72 after December 31, 2022.

DB1/ 141959183.7

The monthly pension of a Participant whose Required Beginning Date is April 1 of the calendar year in which they incur a separation from service shall include an Actuarial Equivalent adjustment to reflect the commencement of payments after the Participant has attained age 70½. The Actuarial Equivalent adjustment described in the preceding sentence for any year shall reduce (but not below zero) any increase in the Participant’s Accrued Benefit for the year attributable to additional Years of Service for benefit accrual and Final Average Earnings."
(Signature Page Follows)

IN WITNESS WHEREOF, this Amendment has been executed this 29 day of December, 2023.

BENEFITS ADMINISTRATION COMMITTEE OF
AMERICAN WATER WORKS COMPANY,
INC. AND ITS DESIGNATED
SUBSIDIARIES

By:	/s/ Martin Falkenberg

Title:	SVP HR

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